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                                                                      Exhibit 23

                   ACCOUNTANTS' CONSENT AND REPORT ON SCHEDULE

The Board of Directors
THE COOPER COMPANIES, INC.:

     Under date December 10, 2003, we reported on the consolidated balance sheets of The Cooper Companies, Inc. and subsidiaries (the "Company") as of October 31, 2003 and 2002, and the related consolidated statements of income, comprehensive income and cash flows for each of the years in the three-year period ended October 31, 2003, which are incorporated herein by reference. In connection with our audits of the aforementioned consolidated financial statements, we also audited the related consolidated financial statement schedule as listed in Item 15 of the Annual Report on Form 10-K. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement schedule based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

     We consent to incorporation by reference in Registration Statement Nos. 33-50016, 33-11298, 333-22417, 333-25051, 333-27639, 333-40431, 333-80795,
333-48152, 333-34206 and 333-108066 on Forms S-3 and Registration Statement Nos. 333-10997, 33-27938, 33-36325, 33-36326, 333-58839, 333-67954, 333-101366 and
33-104346 on Forms S-8 of The Cooper Companies, Inc. of our reports dated December 10, 2003, relating to the consolidated balance sheets of The Cooper Companies, Inc. and subsidiaries as of October 31, 2003 and 2002 and the related consolidated statements of income, comprehensive income and cash flows for each of the years in the three-year period ended October 31, 2003, and related schedule, which reports appear in or are incorporated by reference to the October 31, 2003 Annual Report on Form 10-K of The Cooper Companies, Inc.

                                    KPMG LLP

San Francisco, California
January 26, 2004